Exhibit 99.1

                  Cirrus Logic Reports Fiscal Q3 2006
Financial Results; Eighteen Percent Year-Over-Year Revenue Growth From
              Analog, Mixed-Signal and Embedded Products

    AUSTIN, Texas--(BUSINESS WIRE)--January 25, 2006--Cirrus Logic Inc. (Nasdaq:CRUS), a leader in high-precision analog, mixed-signal and embedded products for audio and industrial markets, today announced financial results for the third quarter of Fiscal Year 2006, which ended Dec. 24, 2005.
    The company reported third quarter Fiscal Year 2006 revenue of $48.3 million compared with $44.0 million in the same period one year ago. All revenue during the third fiscal quarter was analog, mixed-signal and embedded products related. This represents year-over-year growth of 18 percent when compared to revenue of $40.9 million for the same period one year ago, which excludes the revenue related to the digital video-related products of $3.1 million. The second fiscal quarter revenue related to the analog, mixed-signal and embedded products was $48.3 million.
    Third quarter gross margin was 55.1 percent compared with 55.4 percent for the analog, mixed-signal and embedded products in the second quarter of fiscal year 2006. Combined research and development (R&D) and selling, general and administrative (SG&A) expenses for the third fiscal quarter were $21.2 million, compared with $26.4 million in the prior quarter. In the second fiscal quarter, R&D and SG&A expense included digital video-related spending of approximately $1.7 million as well as a $3.3 million contingency charge related to excess leased office space. Without these items, R&D and SG&A for the second fiscal quarter was $21.4 million.
    Net income for the third fiscal quarter was $12.8 million, or $0.15 per diluted share. In the second quarter, the company reported a net loss of $99,000 or ($0.00) per diluted share. Third fiscal quarter results also included a one-time $5.3 million foreign tax benefit. The second fiscal quarter results also included a $2.3 million net restructuring charge primarily related to the sale of the digital video product line assets and a $207,000 foreign tax benefit. Net income excluding the foreign tax benefit for the third fiscal quarter was $7.6 million or $0.09 per diluted share, compared with net income of $6.8 million or $0.08 per diluted share in the second fiscal quarter, excluding the digital video related items, restructuring charges and the foreign tax benefit.
    Total cash and marketable securities at the end of the third fiscal quarter was $233.0 million, compared with $225.1 million at the end of the prior fiscal quarter. Inventories were $17.0 million, approximately the same as at the end of the September quarter.
    "The company has begun to deliver profitable year-over-year growth in our analog, mixed-signal and embedded products," said David D. French, president and chief executive officer, Cirrus Logic. "We achieved 18 percent year-over-year growth in these product categories, we have a strong cash position, and the underlying fundamentals of the business are strong."

    Outlook and Guidance

    "As we look to our Fourth Fiscal Quarter, we are forecasting continued strong year-over-year growth of our analog, mixed-signal and embedded product revenues between 12 and 22 percent," French continued. "However, we are cautious as the March quarter is traditionally our seasonally weakest quarter. Nevertheless, we expect a strong start to our Fiscal Year 2007 as we begin to build incremental inventory in preparation for a higher revenue run rate in Q1 FY 07."

    Fourth Quarter FY 06 (ending March 25, 2006):

    -- Revenue is expected to range between $41 million and $45 million;

    -- Gross margin is expected to be between 55 percent and 57 percent;

    -- Combined R&D and SG&A expenses are expected to range between $20 million and $22 million;

    -- Cash is expected to increase between $3 million and $5 million;

    -- Inventory is anticipated to increase $2 million to $3 million in preparation for growth in the first fiscal quarter of 2007.

    Use of Non-GAAP Financial Information

    Cirrus Logic reports its financials in accordance with GAAP, which includes non-recurring items. A reconciliation of GAAP to non-GAAP is included in the financial statements portion of this release as well as on our Web site in the Investors section at www.cirrus.com. Non-GAAP results are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. Cirrus Logic management believes that non-GAAP financial information is useful to investors because it can enhance the understanding of the results and trends in our business, and therefore uses non-GAAP reporting internally to evaluate and manage the company's operations. The criteria for determining non-GAAP results may differ from other companies' methods. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

    Conference Call

    Cirrus Logic management will hold a conference call to discuss these results today, Jan. 25, 2006 at 5:00 p.m. EST. Those wishing to join should dial 303-262-2142 (passcode: Cirrus Logic) at approximately 4:50 p.m. EST. A replay of the call will also be available, starting one hour after the completion of the call, until Feb. 8. To access the recording, dial 303-590-3000 (Passcode: 11050686 #). A live and an archived webcast of the conference call will also be available via the company's Web site at www.cirrus.com.

    Upcoming Conferences

    Cirrus Logic management will be presenting at the following conferences:

    --  Thomas Weisel Partners Technology Conference, Feb. 8 in San
        Francisco;

    --  Deutsche Bank Small Cap Growth Conference, Feb. 16 in Miami;

    --  Roth Capital Growth Conference Feb. 21 in San Diego;

    -- Piper Jaffray China Internet & Technology Conference , Feb. 28 in Beijing;

    --  Prudential Technology Conference, March 2 in Chicago; and

    -- CIBC World Markets 3rd Annual Semiconductor Summit, March 16 in Vail, Colo.

    Those wishing to listen to these presentations can hear live and archived webcasts of the events via the company's Web site at www.cirrus.com.

    Cirrus Logic, Inc.

    Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment and industrial applications. The company operates from headquarters in Austin, Texas, with offices in Colorado, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

    Safe Harbor Statement

    Except for historical information contained herein, the matters set forth in this news release, including our estimates of fourth quarter fiscal year 2006 sales, gross margin, combined research and development and selling, general and administrative expense levels, and expectations regarding our revenue growth, fiscal year 2007 results, anticipated inventory build and increased cash position are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially from our current expectations, estimates and assumptions and the forward-looking statements made in this press release. These risks and uncertainties include, but are not limited to, the following: overall conditions in the semiconductor market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the results of any potential and pending litigation matters; the level of orders and shipments during the fourth quarter of fiscal year 2006, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; overall economic pressures; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued substantial investments in research and development; foreign currency fluctuations; the retention of key employees; and the risk factors listed in our Form 10-K for the year ended March 26, 2005, and in other filings with the Securities and Exchange Commission. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

    Summary financial data follows:


                          CIRRUS LOGIC, INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             (unaudited)
                (in thousands, except per share data)


                                                  Quarter Ended
                                            --------------------------
                                            Dec. 24, Sep. 24, Dec. 25,
                                             2005     2005     2004
                                            -------- -------- --------

Net sales                                   $48,253  $50,461  $44,036
Cost of sales                                21,686   23,596   26,834
                                            -------- -------- --------
  Gross Margin                               26,567   26,865   17,202
                                            -------- -------- --------
  Gross Margin Percentage                      55.1%    53.2%    39.1%

Operating expenses:
  Research and development                   10,442   10,630   18,899
  Selling, general and administrative        10,740   15,765    9,611
  Restructuring and other costs                  --    2,311    3,107
  Patent agreement, net                          --       --     (593)
                                            -------- -------- --------
       Total operating expenses              21,182   28,706   31,024
                                            -------- -------- --------
       Total operating expenses as a
        percent of revenue                     43.9%    56.9%    70.5%

Income (loss) from operations                 5,385   (1,841) (13,822)
Operating income (loss) as a percent of
 revenue                                       11.2%   (3.6%)  (31.4%)

Interest income, net                          2,131    1,684      946
Other income (expense), net                      53     (109)     272
                                            -------- -------- --------
Income (loss) before income taxes             7,569     (266) (12,604)
Provision (benefit) for income taxes         (5,261)    (167) (15,134)
                                            -------- -------- --------
Net income (loss)                           $12,830     $(99)  $2,530
                                            ======== ======== ========

Basic and diluted income (loss) per share:    $0.15      $--    $0.03

  Basic weighted average common shares
   outstanding                               86,399   85,804   84,773
  Diluted weighted average common shares
   outstanding                               88,101   85,804   86,159

          See reconciliation of Non-GAAP financial measures
 Prepared in accordance with Generally Accepted Accounting Principles

Certain income statement reclassifications have been made to the fiscal year 2005 financial statements to conform to the fiscal year 2006 presentation. We now report the amortization of acquired intangibles as a component of our research and development expenses. These reclassifications had no effect on the results of operations or stockholders' equity.


                          CIRRUS LOGIC, INC.
    RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
           (unaudited, in thousands, except per share data)
                (not prepared in accordance with GAAP)


                                                  Quarter Ended
                                            --------------------------
                                            Dec. 24, Sep. 24, Dec. 25,
                                             2005     2005     2004
                                            -------- -------- --------
GAAP revenue                                         $50,461  $44,036
Non-GAAP adjustments:
  Video product line revenue; video assets
   sold June 30, 2005                                 (2,152)  (3,094)
                                                     -------- --------
Non-GAAP revenue                                     $48,309  $40,942
                                                     ======== ========
GAAP gross margin                                    $26,865  $17,202
Non-GAAP adjustments:
  Impact of Video product line inventory reserve,
   video assets sold June 30, 2005                      (121)   4,621
                                                     -------- --------
Non-GAAP gross margin                                $26,744  $21,823
                                                     ======== ========
                                                        55.4%    53.3%

We use these non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends in our business since we have sold the video product line assets.

GAAP operating expenses                              $28,706
Non-GAAP adjustments:
  Video product line operating expenses; video
   assets sold June 30, 2005                          (1,633)
  Restructuring and other charges, net                (2,311)
  Patent agreement legal expense savings                  --
  Loss contingencies on subleased
   facilities                                         (3,319)
  Goods and Sales tax refund                              --
  Litigation expenses related to the
   magnetic storage product line                          --
  Impairment of Computer Aided Design tools               --

                                                     --------
Non-GAAP operating expenses                          $21,443
                                                     ========

We use these non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges as the Company was refocused on our core technology.

GAAP net income (loss)                      $12,830     $(99)
Non-GAAP adjustments:
Subtract tax benefit due to expiration of
 statutue of limitations in foreign
 jurisdictions                               (5,271)    (207)
Add non-GAAP operating expenses listed
 above                                           --    7,263
Adjust for non-GAAP gross margin impact          --     (121)
Subtract bankruptcy proceeds impact              --       --

                                            -------- --------
Non-GAAP net income                          $7,559   $6,836
                                            ======== ========
Non-GAAP diluted earnings per share:          $0.09    $0.08

We use these non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends in our business.


                          CIRRUS LOGIC, INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             (unaudited)
                (in thousands, except per share data)



                                                   Nine Months Ended
                                                  --------------------
                                                  Dec. 24,   Dec. 25,
                                                    2005       2004
                                                  ---------  ---------
Net sales                                         $151,536   $154,485
Cost of sales                                       70,804     82,682
                                                  ---------  ---------
  Gross Margin                                      80,732     71,803
                                                  ---------  ---------
  Gross Margin Percentage                             53.3%      46.5%

Operating expenses:
  Research and development                          34,723     62,237
  Selling, general and administrative               40,806     35,267
  Restructuring and other costs                      2,311      8,978
  Litigation settlement, net                       (24,758)        --
  Patent agreement, net                                 --       (593)
                                                  ---------  ---------
       Total operating expenses                     53,082    105,889
                                                  ---------  ---------
       Total operating expenses as a percent of
        revenue                                       35.0%      68.5%

Income (loss) from operations                       27,650    (34,086)
Operating income (loss) as a percent of revenue       18.2%    (22.1%)

Realized gain on marketable equity securities          388        669
Interest income, net                                 4,951      2,246
Other income (expense), net                            (75)       201
                                                  ---------  ---------
Income (loss) before income taxes and loss from
 discontinued operations                            32,914    (30,970)
Benefit for income taxes                            (5,794)   (15,044)
                                                  ---------  ---------
Net income (loss)                                  $38,708   $(15,926)
                                                  =========  =========


Basic income (loss) per share:                       $0.45     $(0.19)

Diluted income (loss) per share:                     $0.44     $(0.19)


  Basic weighted average common shares
   outstanding                                      85,811     84,621
  Diluted weighted average common shares
   outstanding                                      87,436     84,621

 Prepared in accordance with Generally Accepted Accounting Principles

Certain income statement reclassifications have been made to the fiscal year 2005 financial statements to conform to the fiscal year 2006 presentation. We now report the amortization of acquired intangibles as a component of our research and development expenses. These reclassifications had no effect on the results of operations or stockholders' equity.


                          CIRRUS LOGIC, INC.
                 CONSOLIDATED CONDENSED BALANCE SHEET
                             (unaudited)
                            (in thousands)


                                       Dec. 24,   Sep. 24,   Dec. 25,
                                         2005       2005       2004
                                       ---------  ---------  ---------
ASSETS
Current assets
  Cash and cash equivalents            $114,947   $112,347    $93,432
  Restricted investments                  5,755      5,755      7,784
  Marketable securities                 107,330     92,163     61,893
  Accounts receivable, net               21,442     21,579     21,050
  Inventories                            17,049     17,014     32,330
  Other current assets                    6,978      6,287      7,249
                                       ---------  ---------  ---------
      Total Current Assets              273,501    255,145    223,738

Long-term marketable securities           4,935     14,869     15,319
Property and equipment, net              14,012     14,329     19,934
Intangibles, net                          3,441      4,090     14,807
Other assets                             10,837     11,372      2,907
                                       ---------  ---------  ---------
   Total Assets                        $306,726   $299,805   $276,705
                                       =========  =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                      $17,149    $15,181    $14,914
  Accrued salaries and benefits           6,329      6,756      8,974
  Other accrued liabilities              12,223     14,072     15,809
  Deferred income on shipments to
   distributors                           6,108      6,807      7,877
  Income taxes payable                    3,145      8,526     15,075
                                       ---------  ---------  ---------
      Total Current Liabilities          44,954     51,342     62,649

Long-term restructuring accrual           4,545      4,807      3,411
Other long-term obligations               9,428     10,062      9,848

Stockholders' equity:
  Capital stock                         880,930    879,560    875,216
  Accumulated deficit                  (632,089)  (644,919)  (673,335)
  Accumulated other comprehensive loss   (1,042)    (1,047)    (1,084)
                                       ---------  ---------  ---------
      Total Stockholders' Equity        247,799    233,594    200,797
                                       ---------  ---------  ---------
          Total Liabilities and
           Stockholders' Equity        $306,726   $299,805   $276,705
                                       =========  =========  =========




    CONTACT: Cirrus Logic Inc., Austin
             John Kurtzweil, 512-912-3222
             InvestorRelations@cirrus.com
              or
             Summit IR Group Inc.
             Mary McGowan, 408-404-5401
             Mary@summitirgroup.com